                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           WORLD OF SCIENCE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            WORLD OF SCIENCE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1998

Dear Stockholder:

     On behalf of the Board of Directors, I invite you to attend the Annual Meeting of Stockholders of World of Science, Inc., a New York corporation (the "Company"), to be held on Tuesday, June 9, 1998 at 10:00 a.m. at the Holiday Inn Henrietta, 1111 Jefferson Road, Rochester, New York 14623, for the following purposes:

     1. To elect one (1) director to hold office until the 2001 Annual Meeting of Stockholders and until their successor is elected and qualified.

     2. To consider a proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending January 30, 1999.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at this meeting and any continuation or adjournment thereof.

                                    By Order of the Board of Directors

                                    /s/ Fred H. Klaucke

                                    Fred H. Klaucke
                                    President and Chief Executive Officer

Rochester, New York
May 8, 1998



     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 1998

                             WORLD OF SCIENCE, INC.
                                 BUILDING FOUR
                               900 JEFFERSON ROAD
                           ROCHESTER, NEW YORK 14623
                                 (716) 475-0100

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as, the "Board") of World of Science, Inc., a New York corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 9, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about May 8, 1998. The Annual Report for the fiscal year ended January 31, 1998, including financial statements, is being mailed to stockholders concurrently with the mailing of this Proxy Statement.

You will find a form of proxy in the envelope in which you received this Proxy Statement. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A stockholder giving a proxy may revoke it at any time prior to the commencement of the Annual Meeting by: filing a written notice of revocation with the Secretary of the Company prior to the meeting; delivering to the Secretary of the Company a duly executed proxy bearing a later date; or attending the Annual Meeting, filing a written notice of revocation with the Secretary of the meeting and voting in person.

If the enclosed form of proxy is properly signed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. SIGNED PROXIES WITH NO INSTRUCTIONS THEREON WITH RESPECT TO ANY ONE OR MORE OF THE PROPOSALS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEE AS DIRECTOR AND (2) FOR THE RATIFICATION OF THE APPOINTMENT BY THE BOARD OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 30, 1999. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as shall be determined by a majority of the Board of Directors.

The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 5,079,955 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the vote. If a quorum is present, the nominee for director who receives the highest number of votes cast by holders of shares of Common Stock at the Annual Meeting will be elected as a director of the Company. In addition, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote who are present in person or represented by proxy at the Annual Meeting, if a quorum is present, is required to ratify the appointment of KPMG Peat Markwick LLP as independent auditors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors,
(iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group.

                                                AMOUNT       PERCENT OF
     NAME OF BENEFICIAL OWNER OR GROUP       OF BENEFICIAL  COMMON STOCK
    AND NATURE OF BENEFICIAL OWNERSHIP         OWNERSHIP     OUTSTANDING
-------------------------------------------  -------------  -------------

Goldman Sachs & Co.(1).....................        792,700          15.6%
   85 Broad Street
   New York, NY 10004

Heartland Advisors, Inc.(2)................        582,400          11.5%
   790 North Milwaukee Street
   Milwaukee, WI 53202

Fred H. Klaucke(3).........................      1,447,140          28.5%
Thomas A. James(4).........................        211,000           4.1%
Richard B. Callen(5).......................         36,335            *
David T. Della Penta(6)....................          2,000            *
Charles A. Callahan(7).....................         37,000            *
Christine M. Luchi(8)......................         36,500            *
All executive officers and directors as a
group (6 persons)(9).......................      1,769,975          34.4%

* Less than 1%
(1) According to information contained in a Schedule 13G filed by Goldman Sachs & Co. with the Securities and Exchange Commission ("SEC") dated February 14, 1998. Goldman, Sachs & Co has shared voting power for 612,600 shares and shared investment power for all of such shares with the Goldman Sachs Group L.P.
(2) According to information contained in a Schedule 13G filed by Heartland Advisors, Inc. with the SEC dated March 5, 1998. Heartland Advisors, Inc. has shared voting and investment power for all of such shares.
(3) Includes 227,140 shares which are owned jointly with Mr. Klaucke's spouse.
(4) Includes 199,000 shares held by trusts of which Mr. James is the sole trustee and 12,000 shares subject to currently exercisable stock options. Mr. James's business address is: Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.
(5) Includes 12,000 shares subject to currently exercisable stock options and 18,335 shares held by a bank as custodian for Mr. Callen's IRA Account.
    Also includes 6,000 shares held in trust by an individual trustee, as to which Mr. Callen has reported to the Company that he is the beneficial owner.
(6) Includes 2,000 shares subject to currently exercisable stock options.
(7) Includes 22,000 shares subject to currently exercisable stock options.
(8) Includes 22,000 shares subject to currently exercisable stock options.
(9) Includes 70,000 shares subject to currently exercisable stock options

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors will be divided into three classes of directors, with each class to be as near as may be one-third of the total number of directors as possible. At each Annual Stockholders' Meeting, one class of directors is elected for a term of three years and hold office until their successors are duly elected and qualified or until their earlier removal or resignation. There is currently one director in the class whose term expires in 1998, two directors in the class whose term expires in 1999, and one director in the class whose term expires in 2000.

The Board of Directors has nominated Mr. David T. Della Penta to be elected as a director for a term of office which will expire at the 2001 Annual Meeting of Stockholders. The Board appointed Mr. Della Penta as a director of the Company on October 1, 1997 to fill the vacancy on the Board created by Mr. Thomas J. Scanlon's resignation. Mr. Della Penta stands for election by the stockholders for the first time. The Company has no reason to believe that Mr. Della Penta will not be available for election as a director. However, if Mr. Della Penta fails to stand for election or is unable to accept the election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                      OF DAVID T. DELLA PENTA FOR DIRECTOR



INFORMATION AS TO THE NOMINEE AND OTHER DIRECTORS.

The following table sets forth the name and other information concerning the nominee for the election as director and current directors who will continue to serve as directors after the Annual Meeting.

                                                                                         DIRECTOR
Name                                               POSITIONS WITH THE COMPANY       AGE   SINCE
---------------------------------------------  -----------------------------------  ---  --------
Nominee for director whose term
expires at the 2001 Annual Meeting

David T. Della Penta.........................  Director                              50    1997

Continuing directors whose terms expire
at the 1999 Annual Meeting of Stockholders:

Richard B. Callen............................  Secretary, Director                   55    1969

Thomas A. James..............................  Director                              55    1992

Continuing directors whose terms expire
at the 2000 Annual Meeting of Stockholders:

Fred H. Klaucke..............................  Chief Executive Officer, President,   61    1969
                                               Director and Chairman of the Board

The principal occupation and additional business associations for the past five years or more of the nominee and those continuing directors who will serve as directors after the Annual Meeting are set forth below:

David T. Della Penta has served as a Director of the Company since 1997. Mr. Della Penta became the President of Fisher Scientific International effective May 1, 1998. Prior to assuming his new position, Mr. Della Penta served as President of Nalge Nunc International, a subsidiary of Sybron International Corporation since 1989. Mr. Della Penta also serves as a director of Sear Brown Associates and Yellow Springs Instrument, Incorporated.

  Fred H. Klaucke is the founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its incorporation in 1969 and as President since 1996.

  Richard B. Callen has served as Secretary and a Director of the Company since 1969. Mr. Callen is a partner in the law firm of Darweesh, Callen, Lewis & VonDohlen, which is legal counsel to the Company.

  Thomas A. James has served as a Director of the Company since 1992. Since 1969, Mr. James has served as the Chairman of the Board of Directors and Chief Executive Officer of both Raymond James & Associates, Inc., and its parent company, Raymond James Financial, Inc.

There are no family relationships between any director, executive officer or any person nominated or chosen by the Board of Directors to become a director or executive officer.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

The Board of Directors held three meetings in 1997. During the period that each director served as such, all of the directors attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 1997.

COMMITTEES OF THE BOARD OF DIRECTORS.

Currently, the Board of Directors has the following standing committees:

  Audit Committee. Members of the Audit Committee are Fred H. Klaucke, Thomas A. James and David T. Della Penta. The purpose of the Audit Committee is to review the results of operations of the Company with officers of the Company who are responsible for accounting matters and, from time to time, with the Company's independent auditors. The Audit Committee did not meet in 1997.

  Compensation Committee. Members of the Compensation Committee are Richard B. Callen and David T. Della Penta. The purpose of the Compensation Committee is to make recommendations concerning annual compensation arrangements for the Company's executive officers and to review annual compensation arrangements for all other officers and key employees. The Compensation Committee was established in late 1997 and did not meet during fiscal 1997.

COMPENSATION OF DIRECTORS.

Effective December 10, 1997, non-employee directors of the Company receive a fee of $1,500 per Board meeting attended, and are reimbursed for expenses incurred in attending each Board meeting.

Also effective December 10, 1997, the Company provides each non-employee director an option for 2,000 shares of the Company's Common Stock pursuant to the Company's 1993 Employee Stock Option Plan for each year they serve as a director of the Company. As a result, Mr. Callen, Mr. Della Penta and Mr. James were each granted options for 2,000 shares of Common Stock on December 10, 1997 at an option price of $4.75 per share.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors of the Board. No member of the Committee is a former or current employee of the Company.

The Committee is responsible for setting and administering the policies governing annual compensation of executive officers and key employees, including base salary, the annual bonus plan and the Company's stock option plans. In addition, the Committee is responsible for reviewing compensation levels of executive officers and key employees and for evaluating their performance and related matters.

Overview and Policies for Fiscal Year 1997

The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives to enhance the profitability and growth of the Company and thus enhance stockholder value.

In 1997, compensation for the Company's executive officers consisted primarily of base salary, potential cash bonuses based upon the Company's performance for the year and long-term equity incentives.

Components of Executive Compensation

  BASE SALARY. Base salaries for the Company's executive officers will be reviewed annually by the Committee, generally at the beginning of the year. The Committee will consider each executive officer's level of responsibility, job description, and job complexity and will compare the salaries of individuals in the marketplace in similarly situated positions with similar functions and responsibilities to the Company's executive officers. Executive officers' salaries have been set at a level that, when combined with the annual cash bonus, is at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. The Committee believes that these rates are necessary to retain key employees.

Annual salary adjustments are determined based upon the Company's performance, each executive officer's contribution to that performance, and the job performance of each executive officer. The Committee will review the job performance of each executive officer and make salary recommendations to the Board of Directors.

  ANNUAL BONUS. The Committee believes that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

The Company has implemented an annual bonus plan, which provides executive officers and other employees the opportunity to earn annual incentive cash bonuses. The purpose of the bonus plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific financial goals of the Company. To this end, specific financial measurements are defined each year for the executive officers and bonus payout levels are established annually for executive officers to reflect the Company's objectives. These goals and the potential amounts of bonuses will be reviewed and approved by the Committee at the beginning of each fiscal year. In fiscal 1997, the Company did not meet the minimum payout levels. As a result, the Chief Executive Officer and other executive officers did not receive any bonuses for fiscal 1997.

  EQUITY INCENTIVES. The Committee also believes that employee equity ownership is highly motivating, providing a major incentive to employees in building stockholder value, and serving to align the interests of employees with stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee will consider the current stock ownership of the officer and the number of shares which continue to be subject to vesting under outstanding options. In addition, the Committee will compare the stock ownership and options held by each executive officer with the other officers' equity positions, taking into account the number of years each executive officer has been employed by the Company, the level of responsibility, the expected future value to the Company, and the attainment of individual objectives. Based upon these criteria, options were granted on December 10, 1997 to each of Mr. Charles Callahan and Ms. Christine Luchi to purchase 10,000 shares of the Company's Common Stock pursuant to the Company's 1993 Employee Stock Option Plan.

Chief Executive Officer Compensation

Mr. Klaucke has been the Company's Chief Executive Officer since its incorporation in 1969. Mr. Klaucke's 1997 base salary was established in accordance with the guidelines applicable to all executive officers as noted above. In fiscal 1997, Mr. Klaucke was eligible to receive a bonus of up to $75,000 based on the Company's achievement of specific corporate financial goals. In fiscal 1997, the Company did not meet the minimum payout levels and Mr. Klaucke did not receive a bonus for fiscal 1997.

Deductibility of Executive Compensation

The Company has reviewed recent amendments to the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations of the Internal Revenue Service that restrict deductibility of executive compensation paid to the five most highly compensated executive officers if such compensation exceeds $1,000,000 for any such individual during any fiscal year and does not qualify for an exception under the statute or proposed regulations. The Company does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Company's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                 THE COMPENSATION COMMITTEE

                                 Richard B. Callen
                                 David T. Della Penta

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation Committee, Messrs. Callen and Della Penta, are non-employee directors of the Company. Mr. Callen also serves as the Secretary of the Company. The Company in the normal course of business has retained the law firm of Darweesh, Callen, Lewis & VonDohlen, of which Mr. Callen is a partner, for legal services and expects to do so during the current year. The Company believes that the legal services provided by Darweesh, Callen, Lewis & VonDohlen are on terms no less favorable than if such services were provided by unrelated parties.

EMPLOYMENT AGREEMENT WITH FRED H. KLAUCKE

The Company has entered into an Employment Agreement with Fred Klaucke pursuant to which Mr. Klaucke serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and receives an annual base salary of $175,000. Mr. Klaucke is also entitled to an annual cash bonus of up to $75,000. The amount of the bonus is determined based upon the Company's operating profit as compared with its budget projections. The Agreement also provides that, in the event Mr. Klaucke's employment is terminated by him for "good reason" or in the event of a "change in control" of the Company, Mr. Klaucke shall be paid: (i) his full base salary through the date of termination plus any current bonus entitlements; (ii) a lump sum payment equal to the greater of $250,000 or the amount of salary that would have been paid to Mr. Klaucke from the date of termination to the end of the term of the Agreement; and (iii) in lieu of shares of Common Stock issuable upon the exercise of stock options exercisable on the date of such termination or change in control, the difference in cash between the closing price of a share of Common Stock as reported on any organized stock exchange on such date and the per share exercise price of each option to buy a share of Common Stock held by Mr. Klaucke on such date. In addition, under the Employment Agreement, the termination of Mr. Klaucke's employment by him for good reason or the occurrence of a change of control entitles Mr. Klaucke to continued participation in certain benefits plans and the payment of any legal fees and expenses incurred by Mr. Klaucke in enforcing his rights under the Agreement or disputing any termination or change of control. A change in control is generally defined to include the acquisition by a person or entity, or persons or entities acting as a group, of beneficial ownership of 25% or more of the outstanding shares of the Company, certain changes in the majority membership of the Board of Directors, and sales of all or substantially all of the assets of the Company. Termination by Mr. Klaucke of his employment for good reason is generally defined to include his removal as an officer of the Company, the assignment of duties inconsistent with his position, a reduction in his base salary, relocation outside the Rochester area, and the failure by the Company to obtain assumption of the Agreement by any successor in interest to the Company. The present term of the Agreement expires on January 31, 2000 and the Agreement automatically renews for additional two year terms, unless terminated by either party on 60 days notice prior to the expiration of any renewal term.

EXECUTIVE COMPENSATION SUMMARY TABLE

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of January 31, 1998 (the "named executive officers") for services rendered to the Company during fiscal year 1996 and 1997.

                     SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                      ANNUAL             COMPENSATION
                                                                      COMPENSATION (1)      AWARDS
                                                                      ----------------   -------------

                                                                                          SECURITIES
                                                                      SALARY    BONUS     UNDERLYING
NAME AND PRINCIPAL POSITION                              FISCAL YEAR    ($)     ($)(2)   OPTIONS/SAR'S
-------------------------------------------------------  -----------  -------   ------   -------------
Fred H. Klaucke........................................     1997      175,000       --          --
   Chairman of the Board of Directors, President and        1996      178,365   75,000          --
     Chief Executive Officer

Charles A. Callahan....................................     1997       90,000       --      10,000
   Vice President of Finance, Chief Financial Officer       1996       90,193   27,058      25,000
     and Assistant Secretary

Christine M. Luchi.....................................     1997       81,000       --      10,000
   Vice President of Operations                             1996       77,270   23,181      25,000

______

(1) No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of his or her salary and bonus.
(2) Amounts in this column include bonuses earned under an employment agreement, in the case of Mr. Klaucke, and discretionary performance-based bonuses in the case of the other named executive officers.

OPTION GRANTS FOR FISCAL 1997

The table below sets forth the following information with respect to option grants to the named executive officers during fiscal 1997 and the potential realizable value of such option grants:

  . the number of shares of Common Stock underlying the options granted during the year;

  . the percentage that such options represent of all options granted to employees during the year;

  .   the exercise price;

  .   the expiration date; and

  . the "potential realizable value" of the options under the option pricing model discussed below.

The "potential realizable value" of the options has been calculated below using an option pricing model permitted by the rules of the Securities and Exchange Commission, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment with the Company through the option period and the date on which the options are exercised.


                       OPTION GRANTS IN 1997 FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                             POTENTIAL REALIZABLE
                        NUMBER OF      % OF                                    VALUE AT ASSUMED
                       SECURITIES  TOTAL OPTIONS                               ANNUAL RATES OF
                       UNDERLYING   GRANTED TO    EXERCISE                         STOCK:
                         OPTIONS   EMPLOYEES IN    PRICE      EXPIRATION   PRICE APPRECIATION FOR
NAME                     GRANTED   FISCAL YEAR   ($/SHARE)       DATE         OPTION TERM (4)
----                     -------   -----------   ---------       ----         ---------------
                         (#)(1)        (2)          (3)                       5%          10%
                         ------        ---          ---                       --          ---
Fred H. Klaucke......       0           --           --           --

Charles A. Callahan..  10,000         45.5%        $4.75       12/10/07     $29,872      $75,703

Christine M. Luchi...  10,000         45.5%        $4.75       12/10/07     $29,872      $75,703

(1) Options granted are exercisable at the rate of 20% upon date of grant and an additional 20% on each anniversary date thereafter.
(2) Based on an aggregate of 22,000 shares subject to options granted to employees of the Company in fiscal 1997.
(3) The exercise price per share of the options granted was equal to the fair market value on the date of grant.
(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, and are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock. The gains shown are net of the option exercise price, but do not include deductions for federal or state income taxes or other expenses associated with the exercise of the options or the sale of the underlying shares.

The table below sets forth the following information with respect to option exercises during fiscal 1997 by each of the named executive officers and the status of their options at January 31, 1998:

   . the number of shares of Common Stock acquired upon exercise of options during fiscal 1997

   .   the aggregate dollar value realized upon the exercise of such options;

   . the total number of exercisable and non-exercisable stock options held at January 31, 1998; and

   . the aggregate dollar value of in-the-money exercisable options at January 31, 1998.

AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                        SHARES                      OPTIONS AT            IN-THE-MONEY OPTIONS AT
                       ACQUIRED                  FISCAL YEAR-END(#)        FISCAL YEAR-END($)(1)
                          ON       VALUE     --------------------------  --------------------------
        NAME           EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------  --------  ----------  -----------  -------------  -----------  -------------

Fred H. Klaucke......    15,000   $59,831           0            0              0           0
Charles A. Callahan..        --        --      22,000       23,000        $22,810           0
Christine M. Luchi...        --        --      22,000       23,000        $22,810           0

(1) Based on the value of $2.281 per share which was the closing price on the Company's Common Stock on January 31, 1998. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

                        COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index.") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index.") for the period commencing on July 8,1997 (the date on which the Company's Common Stock commenced trading), and ending on January 31,1998.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM JULY 8, 1997(1) THROUGH JANUARY 31, 1998(2)

                       [PERFORMANCE GRAPH APPEARS HERE]

                                             7/8/97   1/31/98
                                             ------   -------
                  World of Science, Inc      $100.00  $ 38.00
                  Nasdaq Stock Market -US    $100.00  $110.00
                  Nasdaq Retail Trade        $100.00  $121.00


(1) For purpose of this presentation, the Company has assumed that its initial offering price of $6.00 per share would have been the closing sales price on July 7, 1997, the day prior to commencement of trading. The Company's initial public offering commenced on July 8, 1997 and the Company's 1997 fiscal year ended on January 31, 1998.

(2) Assumes that $100.00 was invested on July 7, 1997 in the Company's Common Stock at the Company's initial offering price of $6.00 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were satisfied.

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed KPMG Peat Marwick LLP to continue as independent auditors for the Company for the fiscal year ending January 30, 1999. KPMG Peat Marwick LLP has acted in such capacity since its appointment as independent auditors for the Company for the Company's fiscal year ended January 31, 1990. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representatives desire to do so, and will be available to respond to appropriate questions.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 1999 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than January 8, 1999.


                                 OTHER MATTERS

The cost of solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, telegraph or fax. The Company will request persons, firms and corporations holding shares of Common Stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in such manner as may be determined by a majority of the Board of Directors.

Copies of the 1997 Annual Report of the Company are included in this mailing to stockholders and additional copies may be obtained from the Assistant Secretary of the Company, 900 Jefferson Road, Building Four, Rochester, New York 14623.

                                            By Order of the Board of Directors

                                             /s/ Richard B. Callen

                                            Richard B. Callen
                                            Secretary

Dated: May 8, 1998

A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED UPON REQUEST AND WITHOUT CHARGE TO BENEFICIAL HOLDERS OF THE COMMON STOCK OF THE COMPANY. WRITTEN REQUESTS SHOULD BE DIRECTED TO: ASSISTANT SECRETARY, WORLD OF SCIENCE, INC., 900 JEFFERSON ROAD, BUILDING FOUR, ROCHESTER, NEW YORK 14623. TELEPHONE INQUIRIES SHOULD BE DIRECTED TO (716) 475-0100.

--------------------------------------------------------------------------------
                                REVOCABLE PROXY
                            WORLD OF SCIENCE, INC.

               FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undesigned holder of common stock of World Science, Inc. hereby appoints Fred H. Klaucke and Richard B. Callen, and each of them his/her attorneys, agents and proxies, to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned, which he/she would be entitled to vote if personally present, as specified herein, at the Annual Meeting of Stockholders to be held on June 9, 1998 at 10:00 a.m., or at any adjournment thereof, with full power of substitution and revocation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

--------------------------------------------------------------------------------
     PLEASE VOTE, DATE AND SIGN, ON REVERSE AND RETURN PROMPTLY USING THE
                              ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign the Proxy exactly as your name(s) appear(s) on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

    HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

    _________________________                   _________________________

    _________________________                   _________________________

    _________________________                   _________________________
                      (TO BE SIGNED ON THE REVERSE SIDE)

                            WORLD OF SCIENCE, INC.

DEAR STOCKHOLDERS,

PLEASE TAKE NOTE OF THE IMPORTANT INFORMATION ENCLOSED WITH THIS PROXY CARD. THERE ARE A NUMBER OF MATTERS RELATED TO THE MANAGEMENT AND OPERATION OF YOUR COMPANY THAT REQUIRE YOUR IMMEDIATE ATTENTION. THESE MATTERS ARE DISCUSSED IN DETAIL IN THE ENCLOSED PROXY MATERIALS.

YOUR VOTE COUNTS, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES.

PLEASE MARK THE BOXES ON THIS PROXY CARD TO INDICATE HOW YOUR SHARES WILL BE VOTED. THEN SIGN THE CARD, DETACH IT AND RETURN YOUR PROXY VOTE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

YOUR VOTE MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 1998.

THANK YOU IN ADVANCE FOR YOUR PROMPT CONSIDERATION OF THESE MATTERS.

SINCERELY,



WORLD OF SCIENCE, INC.


              - PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED -
--------------------------------------------------------------------------------
A [X]Please mark your
     votes as in this
     example.

                       THE BOARD OF DIRECTORS RECOMMEND
                          A VOTE "FOR" ITEMS 1 AND 2


                                    WITHHOLD
                                    AUTHORITY
                 FOR the           to vote for
              nominee listed       the nominee
1. ELECTION        [_]                 [_]        NOMINEE:  David T. Della Penta
   OF
   DIRECTOR

                                        FOR          AGAINST         ABSTAIN
2. APPOINTMENT OF KPMG PEAT             [_]            [_]             [_]
   MARWICK LLP AS INDEPENDENT
   AUDITORS

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE MEETING IN PERSON.       [_]

   MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN
    NOTED ON THE REVERSE SIDE OF THIS CARD.                             [_]



Stockholder sign here_________________ Co-owner sign here_______________ Date__________________________

NOTE:   Please be sure to sign and date this Proxy.